EXHIBIT 99.1

j2 Global Reports Q3 2007 Results

LOS ANGELES—November 7, 2007—j2 Global Communications, Inc. [NASDAQGS:JCOM] today reported financial results for the third quarter ended September 30, 2007.

THIRD QUARTER 2007 RESULTS

Revenues for Q3 2007 increased 21.5% to $55.7 million compared to $45.9 million for Q3 2006.

Net earnings per diluted share, excluding non-cash stock-based compensation expense net of related tax benefit (“Non-GAAP EPS”), for Q3 2007 increased 40.7% to $0.38 compared to $0.27 in Q3 2006.

Net earnings for Q3 2007 were $18.1 million, a 41.4% increase compared to Q3 2006 net earnings of $12.8 million. Net earnings per diluted share rose 40.0% to $0.35 compared to Q3 2006 net earnings per diluted share of $0.25.

Q3 2007 Non-GAAP EPS and Net Earnings per Share benefitted  $0.02 per share from an approximately $1.1 million required release of an income tax reserve.

The Company ended the quarter with approximately $240 million in cash and investments.

Key financial results for third quarter 2007 versus third quarter 2006 are as follows:

	Q3 2007	Q3 2006	% Increase
Revenues	$55.7 million	$45.9 million	21.5%
Non-GAAP EPS (1)	$0.38	$0.27	40.7%
Net Earnings (1)	$18.1 million	$12.8 million	41.4%
Net Earnings per Share (1)	$0.35	$0.25	40.0%

(1) Net earnings in Q3 2007 and 2006 are each based upon an estimated annual effective tax rate of approximately 28%. For the full year 2006 the tax rate was approximately 27%.

“Earnings growth exceeded our revenue growth by nineteen percentage points," said Scott Turicchi, co-president. "This is primarily a reflection of our disciplined approach to managing our cost structure which allows us to create operating leverage. We are especially pleased with our financial results as this was a difficult quarter for our credit-sensitive customers which resulted in their having lower usage levels versus prior periods.”

BUSINESS OUTLOOK

“We continue to be pleased with the net growth of more than 45,000 new DIDs to our paid customer base even as we complete a price change for our domestic individual eFax® service," said Hemi Zucker, co-president and chief operating officer. "This quarter we reached a milestone in signing up our millionth paid DID during August and we continue to experience growth in our paid voice services that is substantially faster than our overall growth rate."

Q4 2007 Estimates

For the fourth quarter of 2007, j2 Global anticipates revenues to approximate $56.1 million to $57.6 million and Non-GAAP EPS to approximate $0.36 to $0.37. This earnings estimate assumes an estimated annual effective tax rate for 2007 of approximately 30% and 51.4 million diluted shares outstanding.  The Company also expects to incur SFAS 123(R) (expensing for stock-based compensation) expense, net of taxes, for the quarter of approximately $0.03 per diluted share.

A summary of this Q4 2007 financial guidance is set forth in the table below:

Q4 2007
Revenues	$56.1 million– $57.6 million
Non-GAAP EPS (1)	$0.36– $0.37

(1) Per share guidance is based upon an estimated annual effective tax rate of approximately 30% and fully diluted shares of 51.4 million.

Initial 2008 Outlook

While the Company continues to be in the 2008 budget process, it is able to provide a preliminary outlook on its 2008 revenues and earnings growth rates. Assuming no additional change, positive or negative, in the current service usage of our credit-sensitive customers and no acquisitions, the Company anticipates that its fiscal 2008 revenues will grow by approximately 17% as compared to fiscal 2007 and that its earnings will grow by at least the same percentage versus fiscal 2007. The Company expects to provide fiscal 2008 financial guidance during its Q4 and year-end 2007 earnings conference call.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans greater than 2,900 cities in 42 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAX™, eFax Corporate®, Fax.com™, Onebox®, Electric Mail®, jBlast®,

eFax Broadcast™, eVoice®, PaperMaster®, Consensus™, M4 Internet®, YAC® and Protofax®. As of December 31, 2006, j2 Global had achieved 11 consecutive fiscal years of revenue growth and 5 consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contact:	JeffAdelman j2 Global Communications, Inc. 323-372-3617 press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Business Outlook” portion (and specifically Q4 2007 estimates and initial 2008 outlook). These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications, including but not limited to the imposition of additional taxation or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2006 Annual Report on Form 10-K filed by j2 Global on March 12, 2007, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The financial estimates provided in the “Business Outlook” portion of this press release (and specifically Q4 2007 estimates and initial 2008 outlook) are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these financial estimates.

j2 GLOBAL COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2007	2006	2007	2006

Revenues
Subscriber	$54,029	$44,491	$156,935	$127,724
Other	1,717	1,400	6,932	4,451

Total revenue	55,746	45,891	163,867	132,175

Cost of revenues (including stock-based compensation of $169 and $491 for the three and nine months of 2007, respectively, and $97 and $303 for the three and nine months of 2006, respectively)	11,168	9,648	32,390	27,947

Gross profit	44,578	36,243	131,477	104,228

Operating expenses:
Sales and marketing (including stock-based compensation of $304 and $846 for the three and nine months of 2007, respectively, and $266 and $807 for the three and nine months of 2006, respectively)	10,218	8,141	28,670	22,498
Research, development and engineering (including stock-based compensation of $186 and $543 for the three and nine months of 2007, respectively, and $149 and $413 for the three and nine months of 2006, respectively)	3,045	2,129	8,734	5,965
General and administrative (including stock-based compensation of $1,209 and $3,420 for the three and nine months of 2007, respectively, and $995 and $3,073 for the three and nine months of 2006, respectively)	10,042	10,204	28,817	26,454

Total operating expenses	23,305	20,474	66,221	54,917

Operating earnings	21,273	15,769	65,256	49,311

Interest and other income, net	2,598	1,586	6,721	3,922

Earnings before income taxes	23,871	17,355	71,977	53,233

Income tax expense	5,783	4,565	20,372	14,933

Net earnings	$18,088	$12,790	$51,605	$38,300

Basic net earnings per share	$0.37	$0.26	$1.05	$0.78

Diluted net earnings per share	$0.35	$0.25	$1.01	$0.75

Basic weighted average shares outstanding	49,215,250	49,218,918	49,050,697	49,272,631

Diluted weighted average shares outstanding	51,075,957	51,107,362	50,923,136	51,072,988

j2 GLOBAL COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	SEPTEMBER 30,	DECEMBER 31,
	2007	2006

ASSETS
Cash and cash equivalents	$132,096	$95,605
Short-term investments	97,672	83,498
Accounts receivable, net	16,049	11,989
Prepaid expenses and other current assets	5,536	4,779
Deferred income taxes	2,643	2,643

Total current assets	253,996	198,514

Long-term investments	10,019	12,493
Property and equipment, net	21,289	18,951
Goodwill	36,891	30,954
Other purchased intangibles, net	27,349	21,400
Deferred income taxes	5,833	5,406
Other assets	278	442

TOTAL ASSETS	$355,655	$288,160

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$20,069	$17,117
Income taxes payable	167	4,511
Deferred revenue	14,626	11,530
Current portion of long-term debt	-	149

Total current liabilities	34,862	33,307

Accrued income taxes	28,569	-
Other	73	112

Total liabilities	63,504	33,419

Total stockholders' equity	292,151	254,741

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$355,655	$288,160

j2 GLOBAL COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	NINE MONTHS ENDED SEPTEMBER 30,
	2007	2006

Cash flows from operating activities:
Net earnings	$51,605	$38,300
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	7,188	5,996
Stock-based compensation	5,417	4,596
Tax benefit of stock option exercises and vested restricted stock	5,206	1,405
Excess tax benefits on stock option exercises	(3,460)	(1,290)
Deferred income taxes	(426)	(1,214)
Loss on disposal of fixed assets	194	-
Decrease (increase) in:
Accounts receivable	(3,794)	(1,725)
Prepaid expenses and other current assets	(740)	(2,064)
Other assets	160	(177)
(Decrease) increase in:
Accounts payable and accrued expenses	(1,541)	3,018
Income taxes payable	(4,350)	(2,970)
Deferred revenue	3,036	3,135
Accrued income taxes	9,971	-
Other	(38)	92

Net cash provided by operating activities	68,428	47,102

Cash flows from investing activities:
Net purchases of available-for-sale investments	(23,740)	(18,655)
Net redemptions of held-to-maturity investments	12,040	29,354
Purchases of property and equipment	(5,975)	(5,226)
Acquisition of businesses, net of cash received	(6,814)	(7,194)
Purchases of intangible assets	(3,802)	(2,950)
Proceeds from sale of investment	-	822
Proceeds from sale of property and equipment	-	10

Net cash used in investing activities	(28,291)	(3,839)

Cash flows from financing activities:
Repurchases of common stock and restricted stock	(15,245)	(9,727)
Issuance of common stock under employee stock
purchase plan	193	381
Exercise of stock options	6,791	800
Excess tax benefits on stock option exercises	3,460	1,290
Repayment of long-term debt	(151)	(460)

Net cash used in financing activities	(4,952)	(7,716)

Effect of exchange rate changes on cash and cash equivalents	1,306	1,595

Net Increase in cash and cash equivalents	36,491	37,142

Cash and cash equivalents at beginning of period	95,605	36,301

Cash and cash equivalents at end of period	$132,096	$73,443

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED RECONCILIATION OF MODIFIED NET EARNINGS
THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Modified net earnings are GAAP net earnings with the following modifications (i) elimination of stock-based compensation expense for 2007 and 2006; and (ii) elimination of income tax expense associated with stock-based compensation expense. Modified net earnings and modified net earnings per share are not meant as a substitute for measures determined under GAAP, but are solely for informational purposes.  The following table illustrates and reconciles the GAAP net earnings with the aforementioned exclusions.  The Company believes that this non-GAAP financial information provides a useful measure of operating performance.

	THREE MONTHS ENDED SEPTEMBER 30, 2007				THREE MONTHS ENDED SEPTEMBER 30, 2006
	Reported	Non-GAAP Entries		Non-GAAP	Reported	Non-GAAP Entries		Non-GAAP

Revenues
Subscriber	$54,029	$-		$54,029	$44,491	$-		$44,491
Other	1,717	-		1,717	1,400	-		1,400

Total revenue	55,746	-		55,746	45,891	-		45,891

Cost of revenues (1)	11,168	(169	)(1)	10,999	9,648	(97	)(1)	9,551

Gross profit	44,578	169		44,747	36,243	97		36,340

Operating expenses:
Sales and marketing (1)	10,218	(304	)(1)	9,914	8,141	(266	)(1)	7,875
Research, development and engineering (1)	3,045	(186	)(1)	2,859	2,129	(149	)(1)	1,980
General and administrative (1)	10,042	(1,209	)(1)	8,833	10,204	(995	)(1)	9,209

Total operating expenses	23,305	(1,699)		21,606	20,474	(1,410)		19,064

Operating earnings	21,273	1,868		23,141	15,769	1,507		17,276

Other income and expenses:
Interest and other income, net	2,598	-		2,598	1,586	-		1,586

Total other income and expenses:	2,598	-		2,598	1,586	-		1,586

Earnings before income taxes	23,871	1,868		25,739	17,355	1,507		18,862

Income tax expense (2)	5,783	584	(2)	6,367	4,565	412	(2)	4,977

Net earnings	$18,088	$1,284		$19,372	$12,790	$1,095		$13,885

Diluted net earnings per share	$0.35			$0.38	$0.25			$0.27

Diluted weighted average shares outstanding	51,075,957			51,372,910	51,107,362			51,369,945

(1) Stock-based compensation
Cost of revenues		$(169)				$(97)
Sales and marketing		(304)				(266)
	Research, development and engineering	(186)				(149)
General and administrative		(1,209)				(995)

		$(1,868)				$(1,507)

(2)	Income tax adjustment, net impact of the items above	$584				$412